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                                                                    Exhibit 21.1

                                EFI Subsidiaries*

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Name, Address                                        Jurisdiction of Organization       Doing Business As**
Electronics for Imaging Australia Pty Ltd            Australia
26 Cunningham Street
North Sydney NSW 2060
Australia
Incorporation Date:  March 5, 1997


EFI Brazil LTDA                                      Brazil                             Electronics for
Av. Ayrton Senna                                                                        Imaging do Brazil
3000 Bloco2-Sala
412 Edificio via Purque Offices
Barra da Tijuca
Rio da Janiero
RJ CEP 22775-001


EFI (Canada), Inc.                                   Canada
Box 25
Commerce Court West
Toronto, Ontario, Canada  M5L 1A9


Electronics for Imaging, International               Cayman Islands
PW Corporate Services (Cayman) Ltd
PO  Box 258
First Home Tower
British American Centre
George Town
Grand Cayman, Cayman Islands


Tidenet, Inc.                                        Delaware
Inactive


Electronics for Imaging France SARL                  France                             EPLI
Immeuble Atria
5, Place des Marseillais
94227 Charenton-le-Pont Cedex


Electronics for Imaging GmbH                         Germany                            EFI Deutschland
Kaiserswerther Strasse 115
D-40880 Ratingen
Germany


EFI Ireland Imaging Solutions Investment
Company Ltd                                          Ireland
Harcourt Centre
Harcourt Street
Dublin 2
Ireland
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
Electronics for Imaging (Israel) Ltd                 Israel
Inactive


Electronics for Imaging Italia SRL                   Italy
Centro Direzionale Milano Fiori
Strada 6, Palazzo E3
20090 Assago (Milano)
Italy


EFI KK                                               Japan                              Electronics for
Shinjuku Island Wing 13F                                                                Imaging KK
3-1 Nishi-Shinjuku 6-chome
Shinjuku-ku
Tokyo 160-0023
Japan


Electronics for Imaging, B.V.                        Netherlands
201-207 Boeing Avenue
1119 PD Schiphol-Rijk
The Netherlands


Electronics for Imaging Investments S.a.r.l.         Netherlands
2 Rue Hackin
L-1746 Luxembourg


Electronics for Imaging Singapore Pte Ltd            Singapore
60B Peck Seah Street
Singapore 079323


Electronics for Imaging Espana S.L.                  Spain
Parque Impresarial San Fernando
Edificio Francia
28883 L Madrid
Spain


Electronics for Imaging AB                           Sweden                             Electronics for
Frosundaviks Alle 15 4tr                                                                Imaging Sweden
169 70 Solna
Sweden


Electronics for Imaging Holding GmbH                 Switzerland
ATAG Ernst & Young AG
Attn: Thomas Rast
Bundesstrasse 3
CH - 6304 Zug


Electronics for Imaging (Europe) Limited             UK                                 Electronics for Imaging UK
Stonebridge House
Padbury Oaks
Old Bath Road
Lomgford, Middlesex UB7 0EW
United Kingdom
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
EFI Foreign Sales Corporation, Inc.                  US Virgin Islands
Crown Bay Marina
Suite 521
St. Thomas, U.S.V.I. 00802

*    All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI
** "Doing Business As" names have been listed only where they differ from the name of the subsidiary.
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